Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Intrexon Corporation of our report dated February 24, 2016, relating to the 2015 financial statements of ZIOPHARM Oncology, Inc., appearing in Intrexon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus, which is part of the Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

September 1, 2017